UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 29, 2010

FIRST BANCORP
(Exact Name of Registrant as Specified in its Charter)
______________

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices)  (Zip Code)

 (787) 729 8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 1, 2010, First BanCorp. (the “Corporation”) issued a press release announcing its unaudited results of operations for the fourth quarter and year ended December 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

The Corporation has included in this release the following non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax- equivalent basis and excluding the unrealized changes in the fair value of derivative instruments and certain financial liabilities, (ii) the calculation of the tangible common equity ratio and the tangible book value per common share, (iii) the Tier 1 common equity to risk-weighted assets ratio and (iv) the calculation of the Pre-tax, Pre-provision earnings.  Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.

Net interest income, interest rate spread and net interest margin are reported on a tax-equivalent basis and excluding the unrealized changes in the fair value (“valuations”) of derivative instruments and financial liabilities elected to be measured at fair value. The presentation of net interest income excluding valuations provides additional information about the Corporation’s net interest income and facilitates comparability and analysis.  The changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively.  The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate, as described in Exhibit A  — Tables 2 and 3 of the attached Press Release (included herein as Exhibit 99.1). Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates.  Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of results to results of peers.

The following table reconciles the non-GAAP financial measure “net interest income on a tax-equivalent basis and excluding fair value changes” with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measures “net interest spread and margin on a tax-equivalent basis and excluding fair value changes” with net interest spread and margin calculated and presented in accordance with GAAP.

Reconciliation of GAAP Net Interest Margin and Spread to Non-GAAP Net Interest Margin and Spread on a Tax-Equivalent Basis and excluding fair value changes on derivative instruments and liabilities measured at fair value ("valuations")

(dollars in thousands)
	Quarter Ended			Year ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Interest Income - GAAP	$243,449	$242,022	$282,910	$996,574	$1,126,897
Unrealized (gain) loss on
derivative instruments	(2,764)	1,485	7,383	(5,519)	8,037
Interest income excluding valuations	240,685	243,507	290,293	991,055	1,134,934
Tax-equivalent adjustment	12,311	12,925	15,706	53,617	56,408
Interest income on a tax-equivalent basis excluding valuations	252,996	256,432	305,999	1,044,672	1,191,342

Interest Expense - GAAP	106,152	112,889	158,714	477,532	599,016
Unrealized (loss) gain on
derivative instruments and liabilities measured at fair value	(247)	(1,589)	2,122	(45)	13,214
Interest expense excluding valuations	105,905	111,300	160,836	477,487	612,230

Net interest income - GAAP	$137,297	$129,133	$124,196	$519,042	$527,881

Net interest income excluding valuations	$134,780	$132,207	$129,457	$513,568	$522,704

Net interest income on a tax-equivalent basis excluding valuations	$147,091	$145,132	$145,163	$567,185	$579,112

Average Interest-Earning Assets	$19,283,455	$19,541,256	$18,853,837	$19,326,224	$18,082,806

Average Interest-Bearing Liabilities	$17,112,556	$17,308,432	$17,056,777	$17,099,692	$16,278,116

Average rate on interest-earning assets - GAAP	5.01%	4.91%	5.97%	5.15%	6.23%
Average rate on interest-earning assets excluding valuations	4.96%	4.94%	6.12%	5.13%	6.28%
Average rate on interest-earning assets on a tax-equivalent basis and excluding valuations	5.21%	5.21%	6.46%	5.41%	6.59%

Average rate on interest-bearing liabilities - GAAP	2.46%	2.59%	3.70%	2.79%	3.68%
Average rate on interest-bearing liabilities excluding valuations	2.46%	2.55%	3.75%	2.79%	3.76%

Net interest spread - GAAP	2.55%	2.32%	2.27%	2.36%	2.55%
Net interest spread excluding valuations	2.50%	2.39%	2.37%	2.34%	2.52%
Net interest spread on a tax-equivalent basis and excluding valuations	2.75%	2.66%	2.71%	2.62%	2.83%

Net interest margin - GAAP	2.82%	2.62%	2.62%	2.69%	2.92%
Net interest margin excluding valuations	2.77%	2.68%	2.73%	2.66%	2.89%
Net interest margin on a tax-equivalent basis and excluding valuations	3.03%	2.95%	3.06%	2.93%	3.20%

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by financial analysts and investment bankers to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names.

The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets for the periods ended December 31, 2009, September 30, 2009, and December 31, 2008, respectively.

	December 31,	September 30,	December 31,
(In thousands)	2009	2009	2008

Total equity - GAAP	$1,599,063	$1,698,843	$1,548,117
Preferred equity	(928,508)	(927,374)	(550,100)
Goodwill	(28,098)	(28,098)	(28,098)
Core deposit intangible	(16,600)	(17,297)	(23,985)

Tangible common equity	$625,857	$726,074	$945,934

Total assets - GAAP	$19,628,448	$20,081,185	$19,491,268
Goodwill	(28,098)	(28,098)	(28,098)
Core deposit intangible	(16,600)	(17,297)	(23,985)

Tangible assets	$19,583,750	$20,035,790	$19,439,185
Common shares outstanding	92,542	92,542	92,546

Tangible common equity ratio	3.20%	3.62%	4.87%
Tangible book value per common share	$6.76	$7.85	$10.22

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements.  However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program (SCAP), the results of which were announced on May 7, 2009. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.

The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

	December 31,	September 30,	December 31,
(In thousands)	2009	2009	2008

Total equity - GAAP	$1,599,063	$1,698,843	$1,548,117
Qualifying preferred stock	(928,508)	(927,374)	(550,100)
Unrealized (gain) loss on available-for-sale securities (1)	(26,617)	(73,095)	(57,389)
Disallowed deferred tax asset (2)	(1,745)	(1,721)	(69,810)
Goodwill	(28,098)	(28,098)	(28,098)
Core deposit intangible	(16,600)	(17,297)	(23,985)
Cumulative change gain in fair value of liabilities
accounted for under a fair value option	(1,535)	(1,647)	(3,473)
Other disallowed assets	(24)	(514)	(508)
Tier 1 common equity	$595,936	$649,097	$814,754

Total risk-weighted assets	$14,315,903	$14,394,968	$13,762,378

Tier 1 common equity to risk-weighted assets ratio	4.16%	4.51%	5.92%

(1) Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

(2) Approximately $111 million of the Corporation's deferred tax assets at December 31, 2009 (September 30, 2009 - $112 million; December 31, 2008 - $58 million) were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $2 million of such assets at December 31, 2009 (September 30, 2009 - $2 million; December 31, 2008 - $70 million) exceeded the limitation imposed by these guidelines and, as "disallowed deferred tax assets," were deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year or (ii) 10% of the amount of the entity's Tier 1 capital. Approximately $4 million of the Corporation's other net deferred tax liability at December 31, 2009 (September 30, 2009 - $6 million; December 31, 2008 - $0) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is pre-tax, pre-provision earnings.  Pre-tax, pre-provision earnings, as defined by management, represents net (loss) income excluding income tax (benefit) expense, the provision for loan and lease losses, gains on sale and OTTI of investment securities, as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes them to be non-recurring.  These items result from factors originating outside the Corporation such as regulatory actions/assessments, and may result from unusual management decisions, such as the impairment of intangibles.

Management believes the disclosure of items identified as unusual, non-recurring or non-operating in current and prior period results aids analysts/investors in better understanding corporate performance and trends so that they can evaluate their impact on their expectations of the Corporation’s performance, and in their estimates of the Corporation’s future performance.

Items identified as unusual, non-recurring or non-operating for any particular period are not intended to be a complete list of items that have materially impacted current or may impact materially future period performance.

The following table shows pre-tax, pre-provision earnings for the quarters ended December 31, 2009, September 30, 2009 and December 31, 2008 and for the years ended December 31, 2009 and 2008:

	Quarter Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands)	2009	2009	2008	2009	2008

Net (loss) income - GAAP	$(53,202)	$(165,218)	$18,808	$(275,187)	$109,937
Less: Income tax expense (benefit)	3,311	113,473	(10,780)	4,534	(31,732)
Add: Provision for loan and lease losses	137,187	148,090	48,513	579,858	190,948
Net (gain) loss on sale and
OTTI of investment securities	(24,387)	(30,281)	(6,243)	(81,362)	(11,719)
Gain on VISA shares and related proceeds	-	(3,784)	-	(3,784)	(9,474)
FDIC special assessment	-	-	-	8,894	-
Core deposit impairment	-	-	-	3,988	-
Pre-tax, pre-provision earnings	$62,909	$62,280	$50,298	$236,941	$247,960

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2010, the Corporation approved an amendment to the agreement (the "Services Agreement") it entered into with Martinez, Odell & Calabria (the "Law Firm") in February 2006 in connection with the Corporation's execution of an employment agreement with Lawrence Odell relating to his retention as Executive Vice President and General Counsel of the Corporation and its subsidiaries. Mr. Odell’s employment agreement provides that, on each anniversary of the date of commencement, the term of such agreement is automatically extended for an additional one (1) year period beyond the then-effective expiration date and that Mr. Odell will remain a partner at the Law Firm during the term of his employment. The Services Agreement provides for the payment by the Corporation to the Law Firm of $60,000 per month as consideration for the services rendered to the Corporation by Mr. Odell. The Services Agreement had a term of four years expiring on February 14, 2010.  In light of the automatic extension of Mr. Odell’s employment agreement, on January 29, 2010, the Corporation amended the Services Agreement for purposes of extending its term from February 14, 2010 until February 14, 2011 unless earlier terminated.

Item 8.01  Other Events.

On February 1, 2010 the Corporation also announced that it is planning to conduct an exchange offer under which it will be offering to exchange newly issued shares of common stock for the issued and outstanding shares of publicly held Series A through E Noncumulative Perpetual Monthly Income Preferred Stock ("Preferred Stock"), subject to any necessary proration. A copy of the press release is incorporated herein by reference from Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release dated February 1, 2010 - First BanCorp Reports Financial Results for the Quarter and Year Ended December 31, 2009
99.2	Press Release dated February 1, 2010 - First BanCorp Announces Proposed Exchange Offer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 3, 2010	FIRST BANCORP

		By:	/s/ Orlando Berges
		Name:	Orlando Berges
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 1, 2010 - First BanCorp Reports Financial Results for the Quarter and Year Ended December 31, 2009
99.2	Press Release dated February 1, 2010 - First BanCorp Announces Proposed Exchange Offer